Exhibit 99.1

TransAtlantic Petroleum Announces Second Quarter 2017 Financial Results and Provides an Operations Update

Hamilton, Bermuda (August 9, 2017) – TransAtlantic Petroleum Ltd. (TSX: TNP) (NYSE American: TAT) (the “Company” or “TransAtlantic”) today announced the financial results for the quarter ended June 30, 2017, and provided an operations update. Additional information can be found on the Company’s website at http://www.transatlanticpetroleum.com.

Summary

•	The Company drilled the Cavuslu-1 well, resulting in a new field discovery in the initial tested Bedinan zone.
•

As of June 30, 2017, the Company had no long-term debt and $26.5 million in short-term debt, as compared to $3.8 million in long-term debt and $38.2 million in short-term debt as of December 31, 2016. During the quarter ended June 30, 2017, the Company repaid $4.1 million in debt as it continues to focus on deleveraging its balance sheet. Additionally, on July 3, 2017, the Company retired the remaining $10.0 million of its 13.0% Convertible Notes due 2017, reducing its debt to $16.5 million.

•	Revenues for the second quarter of 2017 were $12.3 million, as compared to $16.4 million for the first quarter of 2017 and $17.7 million for the second quarter of 2016.
•	Operating income for the second quarter of 2017 was $2.1 million, as compared to $4.5 million for the first quarter of 2017 and $1.3 million for the second quarter of 2016.
•

Net income from continuing operations was $0.6 million for the second quarter of 2017, as compared to a net loss of $16.0 million in the first quarter of 2017, and $6.5 million in the second quarter of 2016.

•

Adjusted EBITDAX from continuing operations for the second quarter of 2017 was $6.8 million, as compared to $9.4 million for the first quarter of 2017 and $10.1 million for the second quarter of 2016.[1]

•

The Company’s average daily net sales volumes from continuing operations were approximately 3,308 barrels of oil equivalent per day (“Boepd”) in the second quarter of 2017, as compared to 3,833 in the first quarter of 2017 and 4,335 in the second quarter of 2016.

Second Quarter 2017 Results of Continuing Operations

	For the Three Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016
Net Sales:
Oil (Mbbl)	290	314	329
Natural gas (Mmcf)	66	184	391
Total net sales (Mboe)	301	345	395
Average net sales (Boepd)	3,308	3,833	4,335
Realized Commodity Prices:
Oil ($/Bbl unhedged)	$41.27	$47.26	$40.67
Oil ($/Bbl hedged)	$41.38	$47.26	$41.38
Natural gas ($/Mcf)	$4.77	$4.96	$7.08

Total revenues were $12.3 million for the three months ended June 30, 2017, compared to $16.4 million for the three months ended March 31, 2017 and $17.7 million for the three months ended June 30, 2016. For the three months ended June 30, 2017, the Company had net income from continuing operations of $0.6 million, or $0.01 per share (basic and diluted), compared to a net loss from continuing operations of $16.0 million, or $0.34 per share (basic and diluted), for the three months ended March 31, 2017, and a net loss from continuing operations of $6.5 million, or $0.16 per share (basic and diluted), for the three months ended June 30, 2016. Capital expenditures totaled $4.9 million for the three months ended June 30, 2017, compared to $6.5 million for the three months ended March 31, 2017 and $0.9 million for the three months ended June 30, 2016.

Adjusted EBITDAX from continuing operations for the three months ended June 30, 2017 was $6.8 million, compared to $9.4 million for the three months ended March 31, 2017 and $10.1 million for the three months ended June 30, 2016.

[1]	Adjusted EBITDAX is a non-GAAP financial measure. See the reconciliation at the end of the press release.

Operational Update

The following summarizes the Company’s operations by location during the second quarter of 2017:

Southeastern Turkey

Exploration. The Company drilled the Cavuslu-1 well to a total depth of 11,350 feet for a drilling cost of approximately $1.7 million. The Company encountered two benches of Bedinan as well as Hazro and Mardin.  The lower Bedinan began flowing high gravity oil and gas upon perforating.  The Company is currently conducting tests to determine appropriate stimulation design. A map showing the new field discovery (outline based on seismic closure) is available at http://www.globenewswire.com/NewsRoom/AttachmentNg/aa03d8e9-ae4d-47cc-9a88-cd1e3369c44d.

The Company drilled the Bahar-11 well, which was initially planned as a horizontal well but ultimately completed as a vertical well, to a total depth of 10,750 feet for a drilling cost of approximately $4.8 million. The Company encountered good quality sand with hydrocarbon shows in the primary target of the Bedinan, which tested at a rate of 120 Bopd. The Company also encountered Dadas sand, which tested at a rate of 30 Bopd.  The Company is currently conducting completion and testing of the Hazro zone.  The Company expects to comingle these completions and commence long-term production this month.  The Company expects that additional Hazro and Mardin zones will be completed at a later date.

The Company drilled the Pinar-1ST well to a total depth of 11,650 feet for a drilling cost of approximately $2.0 million. The Company encountered two benches of Bedinan, the lower of which tested non-commercial amounts of hydrocarbons and the upper of which it expects to test in the third quarter of 2017. The Company also encountered Mardin and Hazro zones, which it expects to test at a later date.

Recompletions. In the Selmo and Arpatepe fields, several recompletions were executed, which resulted in incremental production of 275 Bopd for an estimated capital expenditure of $0.2 million. Additional recompletions are planned for the second half of 2017.

Facilities. The Company has also continued construction of an enhanced production facility in the Bahar field and the electrification of the field via natural gas-powered generation.  The facility began operation in early August.  Once fully commissioned, the Company expects an estimated 25% to 30% decrease in production expenses in the Bahar field.

Northwestern Turkey

The Company did not engage in any new drilling activities during the second quarter of 2017.

Bulgaria

The Company continues to evaluate its position in Bulgaria with updated geologic models and continues to market a joint venture exploration program for its assets in Bulgaria.

The Company’s 2017 year-to-date average daily sales have been approximately 3,550 Boepd; comprised of 3,320 Bopd and 1.4 million cubic feet of natural gas per day.

Discontinued Operations in Albania

On August 9, 2017, due to continued failures by the Company’s joint venture partners to timely meet their obligations, uncompleted local governmental ratifications, and the Company’s prioritization of funds, TransAtlantic Holdings B.C. Ltd. (“TransAtlantic B.C.”), a subsidiary of the Company, transferred its 25% equity interest in Delvina Gas Company Ltd. (“DelvinaCo”) to Delvina Investment Partners Ltd. in exchange for a release of all claims with respect to DelvinaCo and a cash payment of $300,000 for amounts owed to TransAtlantic B.C. under agreements entered into in connection with the DelvinaCo joint venture transaction. Additionally, TransAtlantic B.C. terminated all of its responsibilities as operator and its obligations to pay any operating costs or any other expenditures with respect to DelvinaCo.  This divestiture completes the Company’s departure from all Albanian operations and assets.

Conference Call

The Company will host a live webcast and conference call on Thursday, August 10, 2017, at 8:00 a.m. Central time (9:00 a.m. Eastern time) to discuss second quarter 2017 financial results and provide an operations update. Investors who would like to participate in the conference call should call (877) 878-2762 or (678) 809-1005 approximately 10 minutes prior to the scheduled start time and ask for the TransAtlantic conference call. The conference ID is 65300761.

A live webcast of the conference call and replay will be available through the Company’s website at www.transatlanticpetroleum.com. To access the webcast and replay, click on “Investors,” select “Events and Presentations’” and click on “Listen to webcast” under the event list. The webcast requires IOS, Microsoft Windows Media Player, or RealOne Player.

A telephonic replay of the call will be available through August 11, 2017, and may be accessed by dialing (855) 859-2056 or (404) 537-3406. The conference ID is 65300761.

Quarterly Report on Form 10-Q

On August 9, 2017, the Company filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

TransAtlantic Petroleum Ltd.

Consolidated Statements of Comprehensive Income (Loss) (Unaudited)

(U.S. Dollars and shares in thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Revenues:
Total revenues	$12,341	$17,698	$28,777	$33,264
Costs and expenses:
Production	2,714	3,069	5,801	5,955
Exploration, abandonment and impairment	2	128	108	1,433
Cost of purchased natural gas	–	1,341	568	2,237
Seismic and other exploration	65	15	80	81
General and administrative	3,181	3,899	6,771	8,742
Depreciation, depletion and amortization	4,255	7,807	8,752	15,773
Accretion of asset retirement obligations	47	96	95	188
Total costs and expenses	10,264	16,355	22,175	34,409
Operating income (loss)	2,077	1,343	6,602	(1,145)
Other (expense) income:
Loss on sale of TBNG	–	–	(15,226)	–
Interest and other expense	(2,288)	(2,614)	(4,659)	(5,270)
Interest and other income	188	190	481	402
Gain (loss) on commodity derivative contracts	676	(3,003)	1,664	(2,232)
Foreign exchange gain (loss)	1,116	(611)	(1,007)	(269)
Total other expense	(308)	(6,038)	(18,747)	(7,369)
Income (loss) from continuing operations before income taxes	1,769	(4,695)	(12,145)	(8,514)
Income tax expense	(1,203)	(1,849)	(3,338)	(3,596)
Net income (loss) from continuing operations	566	(6,544)	(15,483)	(12,110)
Loss from discontinued operations	–	(118)	–	(1,056)
Gain on disposal of discontinued operations	–	–	–	749
Income tax benefit	–	–	–	204
Net loss from discontinued operations	–	(118)	–	(103)
Net income (loss)	566	(6,662)	(15,483)	(12,213)
Other comprehensive income (loss):
Foreign currency translation adjustment	2,132	(2,265)	23,051	709
Comprehensive income (loss)	$2,698	$(8,927)	$7,568	$(11,504)

Net income (loss) per common share
Basic net income (loss) per common share
Continuing operations	$0.01	$(0.16)	$(0.33)	$(0.30)
Discontinued operations	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Weighted average common shares outstanding	47,412	41,001	47,355	40,870
Diluted net income (loss) per common share
Continuing operations	$0.01	$(0.16)	$(0.33)	$(0.30)
Discontinued operations	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Weighted average common and common equivalent shares outstanding	47,826	41,001	47,355	40,870

TransAtlantic Petroleum Ltd.

Summary Consolidated Statements of Cash Flows (Unaudited)

(in thousands of U.S. Dollars)

	For the Six Months Ended June 30,
	2017	2016
Net cash provided by operating activities from continuing operations	$13,577	$11,596
Net cash provided by (used in) investing activities from continuing operations(1)	2,639	(6,720)
Net cash used in financing activities from continuing operations	(15,555)	(10,535)
Net cash used in discontinued operations	-	(202)
Effect of exchange rate changes on cash	7	(19)
Net increase (decrease) in cash and cash equivalents	$668	$(5,880)

(1)	Includes changes in the Company’s restricted cash balance.

TransAtlantic Petroleum Ltd.

Summary Consolidated Balance Sheets

(in thousands of U.S. Dollars, except share data)

	June 30, 2017	December 31, 2016
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$12,253	$10,034
Restricted cash	5,219	2,555
Accounts receivable, net
Oil and natural gas sales	10,935	17,885
Joint interest and other	2,388	3,230
Related party	790	762
Prepaid and other current assets	3,158	4,756
Derivative asset	794	–
Inventory	3,659	3,647
Assets held for sale	–	25,217
Total current assets	39,196	68,086
Property and equipment:
Oil and natural gas properties (successful efforts methods)
Proved	200,686	197,214
Unproved	30,033	21,109
Equipment and other property	19,264	20,273
Total property and equipment	249,983	238,596
Less accumulated depreciation, depletion and amortization	(130,231)	(120,638)
Property and equipment, net	119,752	117,958
Other long-term assets:
Other assets	2,671	2,725
Note receivable - related party	7,185	7,624
Derivative asset	–	–
Total other assets	9,856	10,349
Total assets	$168,804	$196,393

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,878	$7,036
Accounts payable - related party	2,138	1,844
Accrued liabilities	8,359	12,492
Derivative liability	–	596
Loans payable	25,950	34,750
Loan payable - related party	525	3,444
Liabilities held for sale	–	15,938
Total current liabilities	41,850	76,100
Long-term liabilities:
Asset retirement obligations	4,937	4,833
Accrued liabilities	8,860	8,126
Deferred income taxes	20,725	18,806
Loans payable	–	3,750
Derivative liability	–	242
Total long-term liabilities	34,522	35,757
Total liabilities	76,372	111,857
Commitments and contingencies
Series A preferred shares, $0.01 par value, 950,000 shares authorized; 426,000 shares issued and outstanding to third-parties with a liquidation preference of $50 per share as of June 30, 2017 and December 31, 2016, respectively	21,300	21,300
Series A preferred shares-related party, $0.01 par value, 495,000 shares issued to related-parties and outstanding with a liquidation preference of $50 per share as of June 30, 2017 and December 31, 2016, respectively	24,750	24,750
Shareholders' equity:
Common shares, $0.10 par value, 200,000,000 shares authorized; 47,705,336 shares and 47,220,525 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	4,771	4,722
Treasury stock	(970)	(970)
Additional paid-in-capital	573,557	573,278
Accumulated other comprehensive loss	(117,265)	(140,316)
Accumulated deficit	(413,711)	(398,228)
Total shareholders' equity	46,382	38,486
Total liabilities, Series A preferred shares and shareholders' equity	$168,804	$196,393

Reconciliation of Net Income (loss) from Continuing Operations to Adjusted EBITDAX from Continuing Operations (Unaudited)

(in thousands of U.S. Dollars)

	For the Three Months Ended			For the Six Months Ended
	June 30, 2017	March 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net income (loss) from continuing operations	$566	$(16,049)	$(6,544)	$(15,483)	$(12,110)
Adjustments:
Interest and other, net	2,100	2,078	2,424	4,178	4,868
Current and deferred income tax expense	1,203	2,135	1,849	3,338	3,596
Exploration, abandonment, and impairment	2	106	128	108	1,433
Seismic and other exploration expense	65	15	15	80	81
Foreign exchange (gain) loss	(1,116)	2,123	611	1,007	269
Share-based compensation expense	278	136	176	414	354
(Gain) loss on commodity derivative contracts	(676)	(988)	3,003	(1,664)	2,232
Cash settlements on commodity derivative contracts	32	-	231	32	1,459
Accretion of asset retirement obligation	47	48	96	95	188
Depreciation, depletion, and amortization	4,255	4,497	7,807	8,752	15,773
Loss on sale of TBNG	-	15,226	-	15,226	-
Net other items	-	30	293	30	518
Adjusted EBITDAX from continuing operations	$6,756	$9,357	$10,089	$16,113	$18,661

Adjusted EBITDAX from continuing operations (“Adjusted EBITDAX”) is a non-GAAP financial measure that represents net income (loss) from continuing operations plus interest and other, net, current and deferred income tax expense, exploration, abandonment and impairment, seismic and other exploration expense, foreign exchange (gain) loss, share-based compensation expense, (gain) loss on commodity derivative contracts, cash settlements on commodity derivative contacts, accretion of asset retirement obligation, depreciation, depletion and amortization, loss on sale of TBNG, and net other items.

The Company believes Adjusted EBITDAX assists management and investors in comparing the Company’s performance on a consistent basis without regard to depreciation, depletion and amortization, and impairment of oil and natural gas properties and exploration expenses, among other items, which can vary significantly from period to period. In addition, management uses Adjusted EBITDAX as a financial measure to evaluate the Company’s operating performance.

Adjusted EBITDAX is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income or income from continuing operations prepared in accordance with GAAP. Net income or income from continuing operations may vary materially from Adjusted EBITDAX. Investors should carefully consider the specific items included in the computation of Adjusted EBITDAX.

About TransAtlantic

TransAtlantic is an international oil and natural gas company engaged in the acquisition, exploration, development, and production of oil and natural gas. The Company holds interests in developed and undeveloped properties in Turkey and Bulgaria.

(NO STOCK EXCHANGE, SECURITIES COMMISSION, OR OTHER REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE INFORMATION CONTAINED HEREIN.)

Forward-Looking Statements

This news release contains statements concerning the drilling, completion and cost of wells, the production and sale of oil and natural gas, the holding of an earnings conference call, and the issuance of an operations update, as well as other expectations, plans, goals, objectives, assumptions, and information about future events, conditions, results of operations, and performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct. Forward-looking statements or information are based on current expectations, estimates, and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include, but are not limited to, access to sufficient capital; market prices for natural gas, natural gas liquids and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids, and oil products; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which the Company carries on business, especially economic slowdowns; actions by governmental authorities; receipt of required approvals; increases in taxes; legislative and regulatory initiatives relating to fracture stimulation activities; changes in environmental and other regulations; renegotiations of contracts; political uncertainty, including actions by insurgent groups or other conflict; outcomes of litigation; the negotiation and closing of material contracts; and other risks described in the Company’s filings with the SEC.

The forward-looking statements or information contained in this news release are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Note on BOE

Barrels of oil equivalent, or Boe, are derived by the Company by converting natural gas to oil in the ratio of six thousand cubic feet of natural gas (“Mcf”) to one stock tank barrel, or 42 U.S. gallons liquid volume (“Bbl”), of oil. A Boe conversion ratio of six Mcf to one Bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. Boe may be misleading, particularly if used in isolation.

Contacts:

Chad D. Burkhardt

Vice President, General Counsel and Corporate Secretary

(214) 265-4705

TransAtlantic Petroleum Ltd.

16803 Dallas Parkway

Addison, Texas 75001

http://www.transatlanticpetroleum.com